Filed Pursuant to Rule 424(b)(3)

Registration No. 333-286202

PROSPECTUS

Up to 6,247,684 Class A Ordinary Shares

Fusion Fuel Green PLC

This prospectus relates to the offer and sale from time to time by Keystone Capital Partners, LLC, a Delaware limited liability company (“Keystone” or the “Selling Shareholder”), of up to 6,247,684 Class A ordinary shares with a nominal value of $0.0001 each (“Class A Ordinary Shares”) of Fusion Fuel Green PLC, an Irish public limited company (“we,” “us,” “our,” or the “Company”), that have been or may be issued by us to Keystone pursuant to that certain Ordinary Shares Purchase Agreement, dated as of January 10, 2025, by and between us and Keystone (the “Purchase Agreement”). Such Class A Ordinary Shares include (i) up to 5,761,567 Class A Ordinary Shares that we may, in our sole discretion, elect to sell to Keystone, from time to time from after the Commencement Date (as defined in “Prospectus Summary – The Committed Equity Financing”), pursuant to the Purchase Agreement and (ii) 486,117 Class A Ordinary Shares we issued to Keystone as consideration for its commitment to purchase Class A Ordinary Shares in one or more purchases that we may, in our sole discretion, direct them to make, from time to time after the Commencement Date, pursuant to the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder. However, we may receive up to $25,000,000 aggregate gross proceeds under the Purchase Agreement from sales of Class A Ordinary Shares we may elect to make to Keystone pursuant to the Purchase Agreement after the Commencement Date. See “The Committed Equity Financing” for a description of the Purchase Agreement and “Selling Shareholder” for additional information regarding Keystone.

Keystone may sell or otherwise dispose of the Class A Ordinary Shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how Keystone may sell or otherwise dispose of Class A Ordinary Shares pursuant to this prospectus. Keystone is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses of registering the resale of the Class A Ordinary Shares offered by this prospectus, but all selling and other expenses incurred by the Selling Shareholder will be paid by the Selling Shareholder. The Selling Shareholder may sell the Class A Ordinary Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution”. The prices at which the Selling Shareholder may sell shares will be determined by the prevailing market price for the Class A Ordinary Shares or in negotiated transactions.

Our Class A Ordinary Shares and public warrants are both listed on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “HTOO” and “HTOOW”, respectively. The last reported sale price of the Class A Ordinary Shares and the Company’s public warrants on The Nasdaq Capital Market on June 12, 2025 was $0.3074 and $0.0127, respectively.

Investing in our securities is highly speculative and involves a high degree of risk.  See “Risk Factors” beginning on page 6 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) to register the securities described in this prospectus for resale by the Selling Shareholder who may, from time to time, sell the securities described in this prospectus.

We may file one or more prospectus supplements, or, if appropriate, post-effective amendments, to accompany this prospectus to add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or post-effective amendment, if any, you should rely on the information in the accompanying prospectus supplement or post-effective amendment. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the offering. You should read both this prospectus and the accompanying prospectus supplement or post-effective amendment, if any, and any free writing prospectus together with the additional information described under “Where You Can Find More Information; Documents Incorporated by Reference”. You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” herein, and the accompanying prospectus supplement or post-effective amendment, if any, and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus, and the accompanying prospectus supplement or post-effective amendment, if any, and any related free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information; Documents Incorporated by Reference”.

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or post-effective amendment or free-writing prospectus we may authorize to be delivered or made available to you. Neither we nor the Selling Shareholder have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any free writing prospectus we have prepared. We and the Selling Shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Offers to sell, and solicitations of offers to buy, the Class A Ordinary Shares are being made only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing in this prospectus and in the documents we file with the SEC that are incorporated by reference into this prospectus.

For investors outside of the United States: Neither we nor the Selling Shareholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

Trademarks, Trade Names and Service Marks

We use various trademarks, trade names and service marks in our business. For convenience, we may not include the “℠”, “®” or “™” status symbols for these marks, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

Industry and Market Data

We are responsible for the information contained in or incorporated by reference into this prospectus. This prospectus includes or incorporates by reference industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry or internal company surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in or incorporated by reference into this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors”, any applicable prospectus supplement, and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the Class A Ordinary Shares. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement and the other documents incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Our Company

Overview

Our mission is to be a full-service energy and utilities solutions provider of hydrogen and gas sectors. We are strategically positioned to address critical energy requirements while anticipating future demands in the energy market.

We plan to provide comprehensive green hydrogen project solutions, including advisory services, engineering, equipment sales, and project oversight. We expect to offer end-to-end project management, supporting clients from the initial feasibility stage through to operation and maintenance. By designing plants specifically for clients’ needs, without relying on predetermined specifications, we anticipate that we will ensure every solution is purpose-built. Our hydrogen service will specialize in sustainability and innovation, aiming to become a leading provider of green hydrogen technologies globally. Our new hydrogen services business will be operated through our newly-established subsidiary Bright Hydrogen Solutions Limited, an Irish private limited company.

Following our acquisition of a controlling interest in Quality Industrial Corp., a Nevada corporation (“QIND”), in November 2024, we offer liquified petroleum gas (“LPG”) distribution and services while expanding our presence across both the traditional and clean energy sectors. Our LPG division consists of the business of Al Shola Al Modea Gas Distribution LLC, a United Arab Emirates (“UAE”) company (“Al Shola Gas”), which services over 36,000 customers in the Middle East, providing LPG distribution and engineering services. Al Shola Gas was established in 1980 and is approved by the Directorate General of Dubai Civil Defense, Government of Dubai, UAE, as a “Central Gas Contractor” and “LPG Supplier”.

We are committed to achieving sustainable growth through a diversified energy portfolio, leveraging the established infrastructure and demand for our gas supply and services while expanding our hydrogen engineering and advisory business through strategic and operational synergies. We aim to drive long-term value creation by supporting the global transition to clean energy solutions.

For additional information about the Company, see Item 4. “Information on the Company” of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 9, 2025, which is incorporated by reference herein.

The Company’s Class A Ordinary Shares are traded on The Nasdaq Capital Market under the ticker symbol HTOO and its warrants are traded under the ticker symbol HTOOW.

Corporate Information

Our principal executive offices are located at 9 Pembroke Street Upper, Dublin D02 KR83, Ireland and our telephone number is +353 1 961 9350. We maintain websites at www.fusion-fuel.eu, www.qualityindustrialcorp.com and https://alsholagas.ae. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus.

The Committed Equity Financing

On January 10, 2025, we entered into the Purchase Agreement and a related registration rights agreement, dated as of January 10, 2025 (the “Registration Rights Agreement”), with the Selling Shareholder. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, we will have the right, in our sole discretion, to sell to the Selling Shareholder up to $25,000,000 of Class A Ordinary Shares (subject to certain limitations contained in the Purchase Agreement), from time to time from after the Commencement Date and during the term of the Purchase Agreement. Sales of Class A Ordinary Shares pursuant to the Purchase Agreement, and the timing of any sales, will be solely at our option, and we will be under no obligation to sell any securities to the Selling Shareholder under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act, the resale by the Selling Shareholder of up to 6,247,684 Class A Ordinary Shares, consisting of (i) up to 5,761,567 Class A Ordinary Shares that we may, in our sole discretion, elect to sell to the Selling Shareholder, from time to time from and after the Commencement Date (as defined below) pursuant to the Purchase Agreement, and (ii) 486,117 Class A Ordinary Shares (the “Commitment Shares”) we issued to the Selling Shareholder, as consideration for its commitment to purchase the Class A Ordinary Shares that we may, in our sole discretion, direct the Selling Shareholder to purchase from us pursuant to the Purchase Agreement, from time to time from after the Commencement Date and during the term of the Purchase Agreement.

At any time from and after the date (the “Commencement Date”) that all of the conditions to the Company’s right to commence sales of Class A Ordinary Shares to the Selling Shareholder set forth in the Purchase Agreement have been initially satisfied, including that a registration statement covering the resale of such shares is declared effective by the SEC and the final form of prospectus contained therein is filed with the SEC (the “Commencement”), on any business day on which the closing sale price of the Class A Ordinary Shares is equal to or greater than $1.00 (the “VWAP Purchase Date”), the Company may direct Keystone to purchase a number of Class A Ordinary Shares in an amount up to the VWAP Purchase Maximum Amount (as defined in the Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of 92% of (i) the closing sale price of the Class A Ordinary Shares on the applicable VWAP Purchase Date and (ii) the volume-weighted average price during the period on the applicable VWAP Purchase Date beginning at the opening of trading and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement) (the “VWAP Purchase Price”). If the lowest trade price for the Class A Ordinary Shares on the Clearing Date (as defined in the Purchase Agreement) is lower than that at the time any Class A Ordinary Shares are required to be issued pursuant to a VWAP Purchase, then the price per share at which such shares are issued will be adjusted such that the price per share at which such shares are issued will be calculated from the closing trade price on the Clearing Date, and the Company will issue additional Class A Ordinary Shares to Keystone to reflect such adjusted price per share.

The Purchase Agreement provides that the Company may issue to Keystone no more than 19.99% of the total number of Class A Ordinary Shares outstanding immediately prior to the execution of the Purchase Agreement, which number of shares will be reduced, on a share-for-share basis, by the number of Class A Ordinary Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under applicable rules of Nasdaq (the “Exchange Cap”), unless (i) the Company obtains the approval of the issuance of such shares by its shareholders in accordance with the applicable stock exchange rules (the “Shareholder Approval”), (ii) the average price of all applicable sales of Class A Ordinary Shares are made at a price equal to or in excess of the lower of (A) the official closing sale price on Nasdaq immediately preceding the delivery of the applicable VWAP Purchase notice to Keystone and (B) the average of the closing prices of the Class A Ordinary Shares for the five business days immediately preceding the delivery of such VWAP Purchase notice (in each case, plus an incremental amount to take into account the Commitment Shares and other compensation provided to the Selling Shareholder pursuant to the Purchase Agreement), such that the sales of such Class A Ordinary Shares to Keystone would not count toward the Exchange Cap because they are “at market” under applicable stock exchange rules, or (iii) the Company obtains and submits to Nasdaq a written statement from an independent counsel in the Company’s home country certifying that the Company’s practices, including the practices of not obtaining shareholder approval to issue more than the Exchange Cap, are not prohibited by the home country’s laws, or any equivalent document that serves such purpose. Prior to entering into the Purchase Agreement, the Company submitted a written statement to Nasdaq from its Irish legal counsel which certified that the Company’s practices, including the practices of not obtaining shareholder approval to issue more than the Exchange Cap that would otherwise be required under Nasdaq Listing Rule 5635(d)(2), are not prohibited by Irish law. Therefore, the Exchange Cap is not applicable.

The Purchase Agreement prohibits us from directing the Selling Shareholder to purchase any Class A Ordinary Shares if those shares, when aggregated with all other Class A Ordinary Shares then beneficially owned by the Selling Shareholder and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in the Selling Shareholder beneficially owning more than 4.99% of the outstanding Class A Ordinary Shares (the “Beneficial Ownership Limitation”).

Because the purchase price per share to be paid by the Selling Shareholder for the Class A Ordinary Shares that we may elect to sell to the Selling Shareholder under the Purchase Agreement, if any, will fluctuate based on the market prices of the Class A Ordinary Shares, as of the date of this prospectus it is not possible for us to predict the number of the Class A Ordinary Shares that we will sell to the Selling Shareholder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Shareholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of May 22, 2025, there were 24,244,174 Class A Ordinary Shares outstanding, of which 19,541,765 shares were held by non-affiliates. If all of the shares offered for resale by the Selling Shareholder under this prospectus were outstanding as of May 22, 2025, such shares would represent approximately 20.8% of the total number of Class A Ordinary Shares outstanding and approximately 24.2% of the total number of outstanding Class A Ordinary Shares held by non-affiliates.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell Class A Ordinary Shares to the Selling Shareholder. To the extent we sell shares under the Purchase Agreement, we currently plan to use any proceeds therefrom for costs of this transaction, for working capital, strategic and other general corporate purposes. The Purchase Agreement also provides that the Company will use 25% of any gross proceeds received under the Purchase Agreement to make payments of outstanding interest, dividends and principal, as applicable, on any outstanding notes, instruments, or other obligations of the Company, at a rate of 120% of the greater of (i) the outstanding obligations and (ii) the intrinsic underlying value of such instrument.

As consideration for the Selling Shareholder’s irrevocable commitment to purchase Class A Ordinary Shares upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, following the execution and delivery of the Purchase Agreement, we issued to the Selling Shareholder 486,117 Class A Ordinary Shares, i.e., the Commitment Shares. In addition, as consideration for the Selling Shareholder’s irrevocable commitment to purchase Class A Ordinary Shares upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we agreed to reimburse the Selling Shareholder for reasonable out-of-pocket expenses, including the legal fees and disbursements of legal counsel, in the amount of $25,000.

The Purchase Agreement will terminate automatically on the earliest to occur of (i) the expiration of any registration statement required to be filed pursuant to the Registration Rights Agreement pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which the Selling Shareholder shall have purchased $25,000,000 of Class A Ordinary Shares, or (iii) the occurrence of certain other events set forth in the Purchase Agreement. The Company may terminate the Purchase Agreement at any time after the Commencement Date upon one trading day’s prior written notice to the Selling Shareholder. The Selling Shareholder may terminate the Purchase Agreement upon ten trading days’ prior written notice after the occurrence of certain events, including upon the occurrence of a Material Adverse Effect (as defined in the Purchase Agreement), the failure to meet a required Filing Deadline (as defined below) or Effectiveness Deadline (as defined below), or the failure to maintain a registration statement required to be maintained by the Registration Rights Agreement. The Purchase Agreement may also be terminated by mutual written consent. Certain provisions of the Purchase Agreement will survive automatic termination or termination by either party other than by mutual written consent.

Pursuant to the Registration Rights Agreement, the Company was required to file the initial registration statement with the SEC covering the resale of the Commitment Shares and the maximum number of the Class A Ordinary Shares that may be sold to the Selling Shareholder pursuant to the Purchase Agreement and that may be permitted to be included in the initial registration statement under SEC rules, regulations and interpretations on or before the 45th calendar day following January 10, 2025 (the “Initial Filing Deadline”). The registration statement of which this prospectus forms a part is such initial registration statement. An additional registration statement must be filed to cover the resale of the maximum remaining number of the Class A Ordinary Shares that may be sold to the Selling Shareholder pursuant to the Purchase Agreement and that may be permitted to be included in the initial registration statement under SEC rules, regulations and interpretations within ten business days following the sale of substantially all of the securities covered by the most recent prior registration statement (such date, together with the Initial Filing Deadline, a “Filing Deadline”). Each registration statement required to be filed under the Registration Rights Agreement must be declared effective by the SEC on or before the earlier of the 60th calendar day following the applicable Filing Deadline and the third business day that the Company is notified by the SEC that such registration statement will not be reviewed (the “Effectiveness Deadline”). The Company must maintain the effectiveness of each registration statement required to be filed under the Registration Rights Agreement and the availability of the prospectus contained within it. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations.

Neither we nor the Selling Shareholder may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

The VWAP Purchase Price for a VWAP Purchase will be equitably adjusted as set forth in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

The payment for shares in respect of each VWAP Purchase under the Purchase Agreement will be settled on the third trading day immediately following the delivery of the shares to the Selling Shareholder, which shall occur on the trading day immediately following the applicable VWAP Purchase Date.

All Class A Ordinary Shares that have been or may be issued or sold by us to the Selling Shareholder under the Purchase Agreement that are being registered under the Securities Act for resale by the Selling Shareholder in this offering are expected to be freely tradable. The Class A Ordinary Shares being registered for resale in this offering may be issued and sold by us to the Selling Shareholder from time to time at our discretion over the term of the Purchase Agreement commencing on the Commencement Date.

If and when we do elect to sell Class A Ordinary Shares to the Selling Shareholder pursuant to the Purchase Agreement, after the Selling Shareholder has acquired such shares, the Selling Shareholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Shareholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Shareholder in this offering as a result of future sales made by us to the Selling Shareholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Shareholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Shareholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Although the Purchase Agreement provides that we may sell up to an aggregate of $25,000,000 of our Class A Ordinary Shares to the Selling Shareholder, we are registering 6,247,684 Class A Ordinary Shares, including the 486,117 Commitment Shares. If after the Commencement Date we elect to sell to the Selling Shareholder all of the 5,761,567 Class A Ordinary Shares being registered for resale under this prospectus that are available for sale by us to the Selling Shareholder in VWAP Purchases under the Purchase Agreement, depending on the market prices of our Class A Ordinary Shares, the actual gross proceeds from the sale of the Class A Ordinary Shares may be substantially less than the $25,000,000 available to us under the Purchase Agreement. If it becomes necessary for us to issue and sell to the Selling Shareholder under the Purchase Agreement more shares than being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $25,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Shareholder of any such additional Class A Ordinary Shares over the 5,761,567 Class A Ordinary Shares registered for resale in the registration statement of which this prospectus forms a part that we may sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional Class A Ordinary Shares to the Selling Shareholder under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of Class A Ordinary Shares in addition to the 6,247,684 Class A Ordinary Shares being registered for resale by the Selling Shareholder under this prospectus could cause additional substantial dilution to our shareholders. The number of Class A Ordinary Shares ultimately offered for sale by the Selling Shareholder is dependent upon the number of Class A Ordinary Shares, if any, we ultimately sell to the Selling Shareholder under the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, covenants, and indemnification and contribution obligations of the parties.

The Offering

Class A Ordinary Shares offered by the Selling Shareholder:	Up to 6,247,684 Class A Ordinary Shares, consisting of:
● up to 5,761,567 Class A Ordinary Shares we may elect, in our sole discretion, to issue and sell to the Selling Shareholder under the Purchase Agreement, from time to time from after the Commencement Date and during the term of the Purchase Agreement; and

● 486,117 Commitment Shares that we issued to the Selling Shareholder as consideration for its commitment to purchase Class A Ordinary Shares at our election under the Purchase Agreement.

Selling Shareholder	Keystone Capital Partners, LLC

Class A Ordinary Shares outstanding (as of May 22, 2025)(1)	24,244,174 Class A Ordinary Shares

Class A Ordinary Shares outstanding after giving effect to the issuance of the shares registered hereunder	30,005,741 Class A Ordinary Shares

Use of Proceeds:	We will not receive any proceeds from the sales of outstanding Class A Ordinary Shares by the Selling Shareholder. We have not received, and will not receive, any cash proceeds from the issuance of the Commitment Shares. We may receive up to $25,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of Class A Ordinary Shares that we may elect to make to the Selling Shareholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date. See “Use of Proceeds” on page 16 of this prospectus.

Risk Factors:	Investing in our Class A Ordinary Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 6 of this prospectus, and in the “Risk Factors” section in any applicable prospectus supplement and any document incorporated by reference herein, before deciding to invest in our Class A Ordinary Shares.

Trading market and symbol:	Our Class A Ordinary Shares and public warrants are listed on The Nasdaq Capital Market tier of Nasdaq under the symbol “HTOO” and “HTOOW”, respectively.

(1)	The number of Class A Ordinary Shares outstanding is based on 24,244,174 Class A Ordinary Shares outstanding as of May 22, 2025, and excludes the following securities as of such date:

●	41,713,270 Class A Ordinary Shares issuable upon exercise of outstanding Series A Convertible Preferred Shares with a nominal value of $0.0001 each (“Series A Preferred Shares”);

●	5,803,298 Class A Ordinary Shares issuable upon conversion of outstanding convertible notes, upon full conversion of all principal and interest through maturity, at the initial conversion prices, assuming that no event of default occurs;

●	14,503,558 Class A Ordinary Shares issuable upon exercise of outstanding warrants;

●	77,025 Class A Ordinary Shares issuable upon exercise of outstanding restricted stock units; and

●	1,335,735 Class A Ordinary Shares issuable upon exercise of outstanding options.

RISK FACTORS

An investment in the Class A Ordinary Shares involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, any applicable prospectus supplement, the information set forth under Item 3.D. “Risk Factors” of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 9, 2025, which is incorporated by reference herein except to the extent that the risk factors stated therein are amended, restated or updated hereby, and in other filings we make with the SEC, before purchasing the Class A Ordinary Shares. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus and in the reports incorporated herein by reference, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to the Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Shareholder, or the actual gross proceeds resulting from those sales.

On January 10, 2025, we entered into the Purchase Agreement with the Selling Shareholder, pursuant to which, upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, the Selling Shareholder has committed to purchase, at our direction in our sole discretion, up to an aggregate of $25,000,000 of Class A Ordinary Shares, subject to certain limitations set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Class A Ordinary Shares by the Company to the Selling Shareholder under the Purchase Agreement, if any, may occur, from time to time at our sole discretion, over the period commencing upon the Commencement Date, or the initial satisfaction of all conditions to the Selling Shareholder’s purchase obligations set forth in the Purchase Agreement, including that the initial registration statement we are required to file with the SEC pursuant to the Registration Rights Agreement, which is the registration statement of which this prospectus forms a part, is declared effective by the SEC, and ending upon the termination of the Purchase Agreement automatically in accordance with its terms or earlier under its terms.

We may ultimately decide to sell to the Selling Shareholder all, some or none of the shares that may be available for us to sell to the Selling Shareholder pursuant to the Purchase Agreement. Because the purchase price per share to be paid by the Selling Shareholder for Class A Ordinary Shares that we may elect to sell to the Selling Shareholder under the Purchase Agreement, if any, will fluctuate based on the market prices of the Class A Ordinary Shares during the applicable period for each purchase made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares that we will sell to the Selling Shareholder under the Purchase Agreement, the purchase price per share that the Selling Shareholder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Shareholder under the Purchase Agreement, if any.

Our ability to sell the maximum number of shares permitted to be sold under the Purchase Agreement to the Selling Shareholder may be limited by its terms and conditions.

Although the Purchase Agreement provides that we may sell up to an aggregate of $25,000,000 of Class A Ordinary Shares to the Selling Shareholder, only 6,247,684 Class A Ordinary Shares are being registered for resale by the Selling Shareholder under the registration statement of which this prospectus forms a part, which include both 5,761,567 Class A Ordinary Shares that we may, in our sole discretion, elect to sell to the Selling Shareholder, from time to time after the Commencement Date, pursuant to the Purchase Agreement, and the 486,117 Commitment Shares that we were required to issue as consideration for the Selling Shareholder’s commitment to purchase Class A Ordinary Shares upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement. If after the Commencement Date we elect to sell to the Selling Shareholder only the 5,761,567 Class A Ordinary Shares that we may, in our sole discretion, elect to sell to the Selling Shareholder, from time to time after the Commencement Date, pursuant to the Purchase Agreement that are registered for resale by the registration statement of which this prospectus forms a part, depending on the market prices of our Class A Ordinary Shares during the applicable period for each VWAP Purchase made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $25,000,000 available to us under the Purchase Agreement. Additional sales beyond such 5,761,567 Class A Ordinary Shares under the Purchase Agreement may require us to file one or more additional registration statements, and such registration statements would be required to be declared effective by the SEC.

Moreover, we may not issue or sell any Class A Ordinary Shares to the Selling Shareholder under the Purchase Agreement which, when aggregated with all other Class A Ordinary Shares then beneficially owned by the Selling Shareholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 promulgated thereunder), would result in the Selling Shareholder beneficially owning more than the Beneficial Ownership Limitation.

These requirements and limitations could materially adversely affect the ability of the Company to generate gross proceeds provided for under the Purchase Agreement.

The sale and issuance of Class A Ordinary Shares to the Selling Shareholder may cause dilution to our existing shareholders, and the sale of the Class A Ordinary Shares acquired by the Selling Shareholder, or the perception that such sales may occur, could cause the price of our Class A Ordinary Shares to fall.

The purchase price for the Class A Ordinary Shares that we have sold or may sell to the Selling Shareholder under the Purchase Agreement will fluctuate based on the price of our Class A Ordinary Shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Class A Ordinary Shares to fall.

If and when we elect to sell Class A Ordinary Shares to the Selling Shareholder pursuant to the Purchase Agreement and after the Selling Shareholder has acquired such shares, the Selling Shareholder may also resell all, some or none of the shares at any time or from time to time in its discretion and at different prices. Therefore, sales by the Selling Shareholder of the Commitment Shares and sales to the Selling Shareholder by us of the shares available for resale by the Selling Shareholder could result in substantial dilution to the interests of other holders of our Class A Ordinary Shares. Additionally, the sale of a substantial number of Class A Ordinary Shares to the Selling Shareholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand and certain limitations set forth in the Purchase Agreement, to sell Class A Ordinary Shares to the Selling Shareholder at varying times, prices, and numbers. The Selling Shareholder may resell all, some or none of the Commitment Shares at any time or from time to time in its discretion and at different prices. If and when we elect to sell shares to the Selling Shareholder pursuant to the Purchase Agreement and after the Selling Shareholder has acquired such shares, the Selling Shareholder may also resell all, some or none of the shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase Class A Ordinary Shares from the Selling Shareholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Shareholder in this offering as a result of future sales made by us to the Selling Shareholder at prices lower than the prices such investors paid for their shares in this offering.

Our management team will have broad discretion over the use of the net proceeds from our sale of Class A Ordinary Shares to the Selling Shareholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

The Purchase Agreement provides that the Company will use 25% of any gross proceeds received under the Purchase Agreement to make payments of outstanding interest, dividends and principal, as applicable, on any outstanding notes, instruments, or other obligations of the Company, at a rate of 120% of the greater of (i) the outstanding obligations and (ii) the intrinsic underlying value of such instrument. Other than as described above, our management team will have broad discretion as to the use of the net proceeds from our sale of Class A Ordinary Shares to the Selling Shareholder, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, investors will be relying on the judgment of our management team with regard to the use of those net proceeds, and investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or may incorporate by reference, and any prospectus supplement or documents incorporated by reference herein or therein may contain or incorporate by reference, forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act that are based on our management’s beliefs and assumptions and on information available to us on the date of such statements. All statements other than statements of historical facts are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and growth strategies;

●	our future prospects and market acceptance of products and services;

●	our future business development, financial condition and results of operations;

●	changes in our revenue, costs or expenditures;

●	our expectations regarding the demand for, and market acceptance of, our products and services;

●	general economic and business conditions in the markets in which we operate;

●	growth and competition in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry;

●	our ability to obtain additional financing when and if needed; and

●	the assumptions underlying or related to any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus, the other documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement, and the risks detailed from time to time in our future SEC reports or registration statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus and any applicable prospectus supplement and documents incorporated by reference herein relate only to events or information as of the date they are made. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

THE COMMITTED EQUITY FINANCING

On January 10, 2025, we entered into the Purchase Agreement and the Registration Rights Agreement with the Selling Shareholder. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, we will have the right, in our sole discretion, to sell to the Selling Shareholder up to $25,000,000 of Class A Ordinary Shares (subject to certain limitations contained in the Purchase Agreement), from time to time from after the Commencement Date and during the term of the Purchase Agreement. Sales of Class A Ordinary Shares pursuant to the Purchase Agreement, and the timing of any sales, will be solely at our option, and we will be under no obligation to sell any securities to the Selling Shareholder under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act, the resale by the Selling Shareholder of up to 6,247,684 Class A Ordinary Shares, consisting of (i) up to 5,761,567 Class A Ordinary Shares that we may, in our sole discretion, elect to sell to the Selling Shareholder, from time to time from and after the Commencement Date pursuant to the Purchase Agreement, and (ii) 486,117 Commitment Shares we issued to the Selling Shareholder as consideration for its commitment to purchase the Class A Ordinary Shares that we may, in our sole discretion, direct the Selling Shareholder to purchase from us pursuant to the Purchase Agreement, from time to time from after the Commencement Date and during the term of the Purchase Agreement.

We do not have the right to commence any sales of our Class A Ordinary Shares to the Selling Shareholder under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to the Selling Shareholder’s purchase obligation set forth in the Purchase Agreement have initially been satisfied, none of which are in the Selling Shareholder’s control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC. From and after the Commencement Date, we have the right, but not the obligation, from time to time at our sole discretion over the term of the Purchase Agreement beginning on the Commencement Date, to direct the Selling Shareholder to purchase up to a specified maximum amount of Class A Ordinary Shares in one or more VWAP Purchases as set forth in the Purchase Agreement.

At any time from and after the Commencement Date, on any VWAP Purchase Date, which may only be a business day on which the closing sale price of the Class A Ordinary Shares is equal to or greater than $1.00, the Company may direct Keystone to purchase a number of Class A Ordinary Shares in an amount up to the VWAP Purchase Maximum Amount at the VWAP Purchase Price, which is equal to the lesser of 92% of (i) the closing sale price of the Class A Ordinary Shares on the applicable VWAP Purchase Date and (ii) the volume-weighted average price during the period on the applicable VWAP Purchase Date beginning at the opening of trading and ending at the VWAP Purchase Termination Time. If the lowest trade price for the Class A Ordinary Shares on the Clearing Date (as defined in the Purchase Agreement) is lower than that at the time any Class A Ordinary Shares are required to be issued pursuant to a VWAP Purchase, then the price per share at which such shares are issued will be adjusted such that the price per share at which such shares are issued will be calculated from the closing trade price on the Clearing Date, and the Company will issue additional Class A Ordinary Shares to Keystone to reflect such adjusted price per share.

The Purchase Agreement provides that the Company may issue to Keystone no more than the Exchange Cap unless (i) the Company obtains the Shareholder Approval, (ii) the average price of all applicable sales of Class A Ordinary Shares are made at a price equal to or in excess of the lower of (A) the official closing sale price on Nasdaq immediately preceding the delivery of the applicable VWAP Purchase notice to Keystone and (B) the average of the closing prices of the Class A Ordinary Shares for the five business days immediately preceding the delivery of such VWAP Purchase notice (in each case, plus an incremental amount to take into account the Commitment Shares and other compensation provided to the Selling Shareholder pursuant to the Purchase Agreement), such that the sales of such Class A Ordinary Shares to Keystone would not count toward the Exchange Cap because they are “at market” under applicable stock exchange rules, or (iii) the Company obtains and submits to Nasdaq a written statement from an independent counsel in the Company’s home country certifying that the Company’s practices, including the practices of not obtaining shareholder approval to issue more than the Exchange Cap, are not prohibited by the home country’s laws, or any equivalent document that serves such purpose. Prior to entering into the Purchase Agreement, the Company submitted a written statement to Nasdaq from its Irish legal counsel which certified that the Company’s practices, including the practices of not obtaining shareholder approval to issue more than the Exchange Cap that would otherwise be required under Nasdaq Listing Rule 5635(d)(2), are not prohibited by Irish law. Therefore, the Exchange Cap is not applicable.

The Purchase Agreement prohibits us from directing the Selling Shareholder to purchase any Class A Ordinary Shares if those shares, when aggregated with all other Class A Ordinary Shares then beneficially owned by the Selling Shareholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange and Rule 13d-3 thereunder), would result in the Selling Shareholder beneficially owning more than the Beneficial Ownership Limitation.

Because the purchase price per share to be paid by the Selling Shareholder for the Class A Ordinary Shares that we may elect to sell to the Selling Shareholder under the Purchase Agreement, if any, will fluctuate based on the market prices of the Class A Ordinary Shares, as of the date of this prospectus it is not possible for us to predict the number of the Class A Ordinary Shares that we will sell to the Selling Shareholder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Shareholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of May 22, 2025, there were 24,244,174 Class A Ordinary Shares outstanding, of which 19,541,765 shares were held by non-affiliates. If all of the shares offered for resale by the Selling Shareholder under this prospectus were outstanding as of May 22, 2025, such shares would represent approximately 20.8% of the total number of Class A Ordinary Shares outstanding and approximately 24.2% of the total number of outstanding Class A Ordinary Shares held by non-affiliates.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell Class A Ordinary Shares to the Selling Shareholder. To the extent we sell shares under the Purchase Agreement, we currently plan to use any proceeds therefrom for costs of this transaction, for working capital, strategic and other general corporate purposes. The Purchase Agreement also provides that the Company will use 25% of any gross proceeds received under the Purchase Agreement to make payments of outstanding interest, dividends and principal, as applicable, on any outstanding notes, instruments, or other obligations of the Company, at a rate of 120% of the greater of (i) the outstanding obligations and (ii) the intrinsic underlying value of such instrument.

The issuance of our Class A Ordinary Shares to the Selling Shareholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Class A Ordinary Shares that our existing shareholders own will not decrease, the Class A Ordinary Shares owned by our existing shareholders will represent a smaller percentage of our total outstanding Class A Ordinary Shares after any such issuance.

As consideration for the Selling Shareholder’s irrevocable commitment to purchase Class A Ordinary Shares upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, we issued to the Selling Shareholder 486,117 Class A Ordinary Shares, i.e., the Commitment Shares. Pursuant to the Purchase Agreement, the number of the Commitment Shares was determined as the number of shares equal to $250,000, valued at 92% of the closing sale price on the trading day immediately preceding the Closing Date (i.e., 92% of $0.5590 per share). In addition, as consideration for the Selling Shareholder’s irrevocable commitment to purchase Class A Ordinary Shares upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we agreed to reimburse the Selling Shareholder for reasonable out-of-pocket expenses, including the legal fees and disbursements of legal counsel, in the amount of $25,000.

Pursuant to the Registration Rights Agreement, the Company was required to file the initial registration statement with the SEC covering the resale of the Commitment Shares and the maximum number of the Class A Ordinary Shares that may be sold to the Selling Shareholder pursuant to the Purchase Agreement and that may be permitted to be included in the initial registration statement under SEC rules, regulations and interpretations on or before the Initial Filing Deadline. The registration statement of which this prospectus forms a part is such initial registration statement. An additional registration statement must be filed to cover the resale of the maximum remaining number of the Class A Ordinary Shares that may be sold to the Selling Shareholder pursuant to the Purchase Agreement and that may be permitted to be included in the initial registration statement under SEC rules, regulations and interpretations within ten business days following the sale of substantially all of the securities covered by the most recent prior registration statement. Each registration statement required to be filed under the Registration Rights Agreement must be declared effective by the applicable Effectiveness Deadline. The Company must maintain the effectiveness of each registration statement required to be filed under the Registration Rights Agreement and the availability of the prospectus contained within it. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations.

Neither we nor the Selling Shareholder may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

The VWAP Purchase Price for a VWAP Purchase will be equitably adjusted as set forth in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

The payment for shares in respect of each VWAP Purchase under the Purchase Agreement will be settled on the third trading day immediately following the delivery of the shares to the Selling Shareholder, which shall occur on the trading day immediately following the applicable VWAP Purchase Date.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, covenants, and indemnification and contribution obligations of the parties.

Conditions Precedent to Commencement and For Delivery of VWAP Purchase Notices

Our right to deliver VWAP Purchase notices to the Selling Shareholder under the Purchase Agreement, and the Selling Shareholder’s obligation to purchase Class A Ordinary Shares under the Purchase Agreement, will be subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of the Selling Shareholder’s control, which conditions including the following:

●	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

●	our having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;

●	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include Class A Ordinary Shares that may be issued and sold by us to the Selling Shareholder under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and the Selling Shareholder being able to utilize this prospectus (and the prospectuses included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the Class A Ordinary Shares included in this prospectus (and included in any such additional prospectuses);

●	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include Class A Ordinary Shares that may be issued and sold by us to the Selling Shareholder under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectuses included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Class A Ordinary Shares for offering or sale in any jurisdiction;

●	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include Class A Ordinary Shares that may be issued and sold by us to the Selling Shareholder under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), in light of the circumstances under which they were made, not misleading;

●	this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to the Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by us with the SEC pursuant to the reporting requirements of the Exchange Act, shall have been filed with the SEC;

●	trading in the Class A Ordinary Shares shall not have been suspended by the SEC or Nasdaq, we shall not have received any final and non-appealable notice that the listing or quotation of the Class A Ordinary Shares on Nasdaq shall be terminated on a date certain (unless, prior to such date, the Class A Ordinary Shares are listed or quoted on another Eligible Market (as defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Class A Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Class A Ordinary Shares;

●	we shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

●	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

●	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

●	all of the Class A Ordinary Shares that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on an Eligible Market, subject only to notice of issuance;

●	no condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing;

●	the absence of any bankruptcy proceeding against us commenced by a third party, and we shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

●	the receipt by the Selling Shareholder of the opinions, bring-down opinions and negative assurances from outside counsel to us in the forms mutually agreed to by us and the Selling Shareholder prior to the date of the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	the expiration of any registration statement required to be filed pursuant to the Registration Rights Agreement pursuant to Rule 415(a)(5) of the Securities Act;

●	the date on which the Selling Shareholder shall have purchased Class A Ordinary Shares under the Purchase Agreement for an aggregate gross purchase price equal to $25,000,000 under the Purchase Agreement;

●	the date on which the Class A Ordinary Shares shall have failed to be listed or quoted on an Eligible Market; and

●	the date on which we commence a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against us, a custodian is appointed for us in a bankruptcy proceeding for all or substantially all of its property, or we make a general assignment for the benefit of creditors.

We have the right to terminate the Purchase Agreement at any time after the Commencement Date, at no cost or penalty, upon one trading day’s prior written notice to the Selling Shareholder. We and the Selling Shareholder may also terminate the Purchase Agreement at any time by mutual written consent.

The Selling Shareholder also has the right to terminate the Purchase Agreement upon ten trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

●	the occurrence of a Material Adverse Effect;

●	the occurrence of a Fundamental Transaction (as defined in the Purchase Agreement) involving the Company;

●	our failure to file with the SEC by the applicable Filing Deadline, or the SEC’s failure to declare effective by the applicable Effectiveness Deadline, the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement;

●	the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to the Selling Shareholder for the resale of all of the Class A Ordinary Shares included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of the Selling Shareholder;

●	trading in the Class A Ordinary Shares on an Eligible Market has been suspended for a period of three consecutive trading days; or

●	the Company is in material breach or default of the Purchase Agreement and such breach is not cured within ten trading days.

No termination of the Purchase Agreement by us or by the Selling Shareholder will become effective prior to the first trading day immediately following the applicable settlement date related to any pending VWAP Purchase that has not been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending VWAP Purchase (as applicable), and both we and the Selling Shareholder have agreed to complete our respective obligations with respect to any such pending VWAP Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by Selling Shareholder

The Selling Shareholder has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our Class A Ordinary Shares during any time prior to the termination of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are restricted in our ability to enter into specified variable rate transactions during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Class A Ordinary Shares after the date of issuance.

Under a Limited Waiver and Consent, dated as of March 17, 2025, between us and Keystone (the “Equity Financing Waiver”), Keystone waived this restriction and any other restriction or condition that would be applicable under the Purchase Agreement relating to an “at the market offering” (as defined in Rule 415(a)(4) under the Securities Act) between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), under which the Company may offer and sell through Wainwright, as sales agent, the Class A Ordinary Shares (a “Waived ATM”). Pursuant to the Equity Financing Waiver, the Company may at any time enter into any agreement relating to a Waived ATM, the filing of a prospectus supplement to a prospectus contained in an effective registration statement that was filed under the Securities Act relating to a Waived ATM, the announcement of a Waived ATM, the issuance, offer, sale, or grant of any Class A Ordinary Shares relating to a Waived ATM, or the issuance, offer, sale, or grant of any securities in connection with either the provision of goods or services or settlement of any obligations that may otherwise arise with respect to a Waived ATM. The Equity Financing Waiver provides that the Company will use 25% of any gross proceeds received under a Waived ATM to make payments of outstanding interest, dividends and principal, as applicable, on any outstanding notes, instruments, or other obligations of the Company, at a rate of 120% of the greater of (i) the outstanding obligations and (ii) the intrinsic underlying value of such instrument.

Effect of Performance of the Purchase Agreement on our Shareholders

All Class A Ordinary Shares that have been or may be issued or sold by us to the Selling Shareholder under the Purchase Agreement that are being registered under the Securities Act for resale by the Selling Shareholder in this offering are expected to be freely tradable. The Class A Ordinary Shares being registered for resale in this offering may be issued and sold by us to the Selling Shareholder from time to time at our discretion over the term of the Purchase Agreement commencing on the Commencement Date. The resale by the Selling Shareholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Class A Ordinary Shares to decline and to be highly volatile. Sales of our Class A Ordinary Shares, if any, by the Selling Shareholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Shareholder all, some or none of the shares of our Class A Ordinary Shares that may be available for us to sell to the Selling Shareholder pursuant to the Purchase Agreement.

If and when we do elect to sell our Class A Ordinary Shares to the Selling Shareholder pursuant to the Purchase Agreement, after the Selling Shareholder has acquired such shares, the Selling Shareholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Shareholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Shareholder in this offering as a result of future sales made by us to the Selling Shareholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Shareholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Shareholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Although the Purchase Agreement provides that we may sell up to an aggregate of $25,000,000 of our Class A Ordinary Shares to the Selling Shareholder, we are registering 6,247,684 Class A Ordinary Shares, including the 486,117 Commitment Shares. If after the Commencement Date we elect to sell to the Selling Shareholder all of the 5,761,567 Class A Ordinary Shares being registered for resale under this prospectus that are available for sale by us to the Selling Shareholder in VWAP Purchases under the Purchase Agreement, depending on the market prices of our Class A Ordinary Shares, the actual gross proceeds from the sale of the Class A Ordinary Shares may be substantially less than the $25,000,000 available to us under the Purchase Agreement. If it becomes necessary for us to issue and sell to the Selling Shareholder under the Purchase Agreement more shares than being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $25,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Shareholder of any such additional Class A Ordinary Shares over the 5,761,567 Class A Ordinary Shares registered for resale in the registration statement of which this prospectus forms a part that we may sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional Class A Ordinary Shares to the Selling Shareholder under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of Class A Ordinary Shares in addition to the 6,247,684 Class A Ordinary Shares being registered for resale by the Selling Shareholder under this prospectus could cause additional substantial dilution to our shareholders. The number of Class A Ordinary Shares ultimately offered for sale by the Selling Shareholder is dependent upon the number of Class A Ordinary Shares, if any, we ultimately sell to the Selling Shareholder under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from the Selling Shareholder from our sale of Class A Ordinary Shares to the Selling Shareholder under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Selling Shareholder(2)	Gross Proceeds from the Sale of Shares to the Selling Shareholder Under the Purchase Agreement(3)
$0.2944	(4)	6,247,684	20.8%	$1,696,205
$0.50		6,247,684	20.8%	$2,880,784
$1.00		6,247,684	20.8%	$5,761,567
$1.50		6,247,684	20.8%	$8,642,351
$2.00		6,247,684	20.8%	$11,523,134
$2.50		6,247,684	20.8%	$14,403,918

(1)	Including the 486,117 Commitment Shares that we issued to the Selling Shareholder upon the execution of the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $25,000,000 of our Class A Ordinary Shares to the Selling Shareholder, we are only registering for resale 6,247,684 Class A Ordinary Shares under the registration statement that includes this prospectus, including the 486,117 Commitment Shares, which may or may not cover all of the shares we ultimately sell to the Selling Shareholder under the Purchase Agreement. We will not issue more than an aggregate of 6,247,684 Class A Ordinary Shares pursuant to this prospectus, which includes the 486,117 Commitment Shares that we issued to the Selling Shareholder upon the execution of the Purchase Agreement. The number of shares to be issued as set forth in this column is without regard for the Beneficial Ownership Limitation.
(2)	The denominator is based on 24,244,174 Class A Ordinary Shares outstanding as of May 22, 2025 (which includes the 486,117 Commitment Shares we issued to the Selling Shareholder), adjusted to include the issuance of the number of shares set forth in the adjacent column that we would have sold to the Selling Shareholder, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.
(3)	Based on the assumed average price per share listed in the first column multiplied by 5,761,567 Class A Ordinary Shares registered for resale in the registration statement of which this prospectus forms a part that we may sell from time to time under the Purchase Agreement.
(4)	The closing sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on May 22, 2025, less an 8% discount.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder. In addition, we did not and will not receive any proceeds from the issuance or sale of the Commitment Shares. We may receive up to $25,000,000 in gross proceeds pursuant to the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

Under the Stock Purchase Agreement, dated as of November 18, 2024 (the “QIND Purchase Agreement”), among the Company, QIND, Ilustrato Pictures International Inc., a Nevada corporation, and certain other stockholders of QIND, the Company is required to use commercially reasonable efforts to raise at least $5,000,000 in one or more financing transactions (“Purchaser Financing”). 50% of the proceeds from the Purchaser Financing will be set aside and made available expressly for QIND to use for its working capital and corporate needs and the remaining 50% of such funds will be set aside and made available expressly for the businesses of the Company existing immediately prior to the closing under the QIND Purchase Agreement to use for their working capital and corporate needs. To split the net proceeds of the Purchaser Financing as described above, the Company is required to make loans of one-half of the net proceeds (or such lesser amount as agreed to by the parties in writing) to QIND, which loans will be (i) forgiven upon the conversion of the Series A Preferred Shares or (ii) repaid if the transactions contemplated by the QIND Purchase Agreement are unwound in accordance with the terms of the QIND Purchase Agreement. The Company and QIND are required to cooperate to structure such allocation of proceeds and the use of such proceeds on a mutually agreeable basis. The Company is required to utilize its portion of the net proceeds of the Purchaser Financing to pay off any indebtedness for borrowed money, accounts payable and other liabilities. To the extent that any proceeds received pursuant to the Purchase Agreement are subject to the requirements of the Purchaser Financing, then they will be required to be used in accordance with the requirements described above.

The Purchase Agreement provides that the Company will use 25% of any gross proceeds received under the Purchase Agreement to make payments of outstanding interest, dividends and principal, as applicable, on any outstanding notes, instruments, or other obligations of the Company, at a rate of 120% of the greater of (i) the outstanding obligations and (ii) the intrinsic underlying value of such instrument.

Other than as described above, except as may be described otherwise in a prospectus supplement, we expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by it in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Class A Ordinary Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our Class A Ordinary Shares in the near future. We may also enter into credit agreements or other agreements or arrangements in the future that will restrict our ability to declare or pay cash dividends on our Class A Ordinary Shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

SELLING SHAREHOLDER

This prospectus relates to the possible resale from time to time by Keystone of any or all of the Class A Ordinary Shares that may be issued by us to Keystone under the Purchase Agreement. For additional information regarding the issuance of Class A Ordinary Shares covered by this prospectus, see the section titled “The Committed Equity Financing” above. We are registering the Class A Ordinary Shares pursuant to the provisions of the Registration Rights Agreement we entered into with Keystone on January 10, 2025 in order to permit the Selling Shareholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and certain other transactions that are described in the Report on Form 6-K furnished to the SEC on January 13, 2025, which is incorporated by reference herein, Keystone has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Shareholder” means Keystone Capital Partners, LLC.

The table below presents information regarding the Selling Shareholder and the Class A Ordinary Shares that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholder, and reflects holdings as of May 22, 2025. The number of shares in the column “Maximum Number of Class A Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of the Class A Ordinary Shares that the Selling Shareholder may offer under this prospectus. The Selling Shareholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Class A Ordinary Shares with respect to which the Selling Shareholder has voting and investment power. The percentage of Class A Ordinary Shares beneficially owned by the Selling Shareholder prior to the offering shown in the table below is based on an aggregate of 24,244,174 of our Class A Ordinary Shares outstanding on May 22, 2025. Because the purchase price of the Class A Ordinary Shares issuable under the Purchase Agreement is determined on each VWAP Purchase Date with respect to a VWAP Purchase, the number of shares that may actually be sold by the Company to the Selling Shareholder under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholder pursuant to this prospectus.

	Number of Class A Ordinary Shares Owned Prior to Offering		Maximum Number of Class A Ordinary Shares to be	Number of Class A Ordinary Shares Owned After Offering
Name	Number of Shares(1)	Percentage of Outstanding Shares(2)	Offered Pursuant to this Prospectus	Number of Shares(3)	Percentage of Outstanding Shares(4)
Keystone Capital Partners, LLC(5)	1,247,791	4.99%	6,247,684	1,575,925	4.99%

(1)	Consists of (i) 486,117 Class A Ordinary Shares and (ii) 761,674 Class A Ordinary Shares issuable upon conversion of certain convertible notes or exercise of certain warrants held by the Selling Shareholder, after giving effect to the 4.99% Beneficial Ownership Limitation. Without regard to the 4.99% Beneficial Ownership Limitation, within 60 days of May 22, 2025, the Selling Shareholder would beneficially own an aggregate of 10,089,510 Class A Ordinary Shares, consisting of (i) 486,117 Class A Ordinary Shares we issued as Commitment Shares in consideration for entering into the Purchase Agreement with us, all of which are being registered for resale under this prospectus, (ii) 4,578,303 Class A Ordinary Shares issuable upon conversion of principal and interest accrued through the maturity date under a Senior Convertible Note issued on March 3, 2025 at an alternate conversion price, none of which are being registered for resale under this prospectus, (iii) 2,225,119 Class A Ordinary Shares issuable upon conversion of principal and interest accrued through the maturity date under a Senior Convertible Note issued on January 10, 2025 at an alternate conversion price, none of which are being registered for resale under this prospectus, (iv) 1,933,468 Class A Ordinary Shares issuable upon exercise of a warrant issued to the Selling Shareholder on March 3, 2025, none of which are being registered for resale under this prospectus, and (v) 866,503 Class A Ordinary Shares issuable upon exercise of a warrant issued on January 10, 2025, none of which are being registered for resale under this prospectus. We have assumed (a) an event of default under each of the notes has not occurred, (b) the notes are each converted in full at an alternate conversion price of $0.21864 as of March 24, 2025 without regard to any limitations set forth in the notes, (c) interest on the notes has accrued through the applicable maturity date and is paid in Class A Ordinary Shares, at an interest rate of 8% per annum, and (d) the exercise of the warrants in full without regard to any limitations on exercise set forth in the warrants. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Shareholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Shareholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases of Class A Ordinary Shares are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. In addition, the Purchase Agreement prohibits us from issuing and selling any of our Class A Ordinary Shares to Keystone to the extent such shares, when aggregated with all other Class A Ordinary Shares then beneficially owned by Keystone, would cause Keystone’s beneficial ownership of our Class A Ordinary Shares to exceed the 4.99% Beneficial Ownership Limitation.
(2)	Applicable percentage ownership is based on 24,244,174 Class A Ordinary Shares outstanding as of May 22, 2025.
(3)	Assumes the sale of all shares being offered pursuant to this prospectus and based on 30,005,741 Class A Ordinary Shares outstanding after this offering. Consists of 1,575,925 Class A Ordinary Shares issuable upon conversion of certain convertible notes or exercise of certain warrants held by the Selling Shareholder, after giving effect to the 4.99% Beneficial Ownership Limitation. Without regard to the 4.99% Beneficial Ownership Limitation, within 60 days of May 22, 2025, the Selling Shareholder would beneficially own an aggregate of 9,603,393 Class A Ordinary Shares, consisting of (i) 4,578,303 Class A Ordinary Shares issuable upon conversion of principal and interest accrued through the maturity date under a Senior Convertible Note issued on March 3, 2025 at an alternate conversion price, none of which are being registered for resale under this prospectus, (ii) 2,225,119 Class A Ordinary Shares issuable upon conversion of principal and interest accrued through the maturity date under a Senior Convertible Note issued on January 10, 2025 at an alternate conversion price, none of which are being registered for resale under this prospectus, (iii) 1,933,468 Class A Ordinary Shares issuable upon exercise of a warrant issued to the Selling Shareholder on March 3, 2025, none of which are being registered for resale under this prospectus, and (iv) 866,503 Class A Ordinary Shares issuable upon exercise of a warrant issued on January 10, 2025, none of which are being registered for resale under this prospectus. We have assumed (a) an event of default under each of the notes has not occurred, (b) the notes are each converted in full at an alternate conversion price of $0.21864 as of March 24, 2025 without regard to any limitations set forth in the notes, (c) interest on the notes has accrued through the applicable maturity date and is paid in Class A Ordinary Shares, at an interest rate of 8% per annum, and (d) the exercise of the warrants in full without regard to any limitations on exercise set forth in the warrants.
(4)	Applicable percentage ownership is based on 30,005,741 Class A Ordinary Shares outstanding after this offering, and gives effect to the 4.99% Beneficial Ownership Limitation.

(5)	The business address of Keystone Capital Partners, LLC is 139 Fulton Street, Suite 412, New York, NY 10038. Keystone Capital Partners LLC is managed by RANZ Group LLC. Frederic Zaino, the Managing Member of RANZ Group LLC, may be deemed to have investment discretion and voting power over the shares held by Keystone Capital Partners LLC. RANZ Group LLC and Mr. Zaino each disclaim any beneficial ownership of these shares.

PLAN OF DISTRIBUTION

The Class A Ordinary Shares offered by this prospectus are being offered by the Selling Shareholder, Keystone Capital Partners, LLC. The shares may be sold or distributed from time to time by the Selling Shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our Class A Ordinary Shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our Class A Ordinary Shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Keystone Capital Partners, LLC is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Keystone has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Class A Ordinary Shares that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Keystone has informed us that each such broker-dealer will receive commissions from Keystone that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our Class A Ordinary Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Shareholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our Class A Ordinary Shares sold by the Selling Shareholder may be less than or in excess of customary commissions. Neither we nor the Selling Shareholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our Class A Ordinary Shares sold by the Selling Shareholder.

We know of no existing arrangements between the Selling Shareholder or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our Class A Ordinary Shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Shareholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Shareholder, any compensation paid by the Selling Shareholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our Class A Ordinary Shares covered by this prospectus by the Selling Shareholder. As consideration for its irrevocable commitment to purchase our Class A Ordinary Shares under the Purchase Agreement, we have issued to Keystone 486,117 Class A Ordinary Shares as Commitment Shares in accordance with the Purchase Agreement. We have also paid to Keystone $25,000 in cash as reimbursement for the reasonable, out-of-pocket expenses incurred by Keystone, including the legal fees and disbursements of Keystone’s legal counsel, in connection with its due diligence investigation of the Company and in connection with the preparation, negotiation and execution of the Purchase Agreement.

We also have agreed to indemnify Keystone and certain other persons against certain liabilities in connection with the offering of our Class A Ordinary Shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Keystone has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Keystone specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We estimate that the total expenses for the offering will be approximately $167,767.35.

Keystone has represented to us that at no time prior to the date of the Purchase Agreement has Keystone or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Class A Ordinary Shares or any hedging transaction, which establishes a net short position with respect to our Class A Ordinary Shares.  Keystone has agreed that during the term of the Purchase Agreement, neither Keystone, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all of our Class A Ordinary Shares offered by this prospectus have been sold by the selling shareholder.

Our Class A Ordinary Shares and public warrants are currently listed on The Nasdaq Capital Market under the symbols “HTOO” and “HTOOW”, respectively.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the Class A Ordinary Shares being registered for resale hereby and the offer and sale of the Class A Ordinary Shares by the Selling Shareholder. With the exception of the SEC registration fee, all amounts are estimates.

Amount
SEC registration fee	$267.35
Legal fees and expenses	100,000
Accounting fees and expenses	50,000
Transfer agent fees	10,000
Miscellaneous expenses	7,500
Total	$167,767.35

LEGAL MATTERS

Bevilacqua PLLC, Washington, D.C., is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon certain legal matters for us with respect to the offering of our securities. Arthur Cox LLP, Dublin, Ireland, will pass upon the validity of the securities offered in this prospectus and on matters of Irish law.

As of the date of this prospectus, Bevilacqua PLLC holds a warrant to purchase 255,000 Class A Ordinary Shares at an exercise price of $0.14 per share. The warrant contains a cashless exercise provision and also provides that the holder may credit all or a portion of outstanding legal fees owed to the holder to the payment of the exercise price. Bevilacqua PLLC received this security as partial consideration for legal services.

EXPERTS

The consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 contains an explanatory paragraph that states that the Company’s operating losses raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of the Company as of December 31, 2023, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of QIND as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2023 and 2022 consolidated financial statements of QIND contains an explanatory paragraph that states that QIND’s recurring losses from operations and net capital deficiency for the period ended December 31, 2023 raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our constitution, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEMENT OF CIVIL LIABILITIES

We were incorporated under the laws of Ireland. Some of our directors and officers reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because most of our assets, and some of the assets of our directors and officers, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. It also may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Ireland.

In addition, it may not be possible to enforce court judgments obtained in the United States against us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.

The following requirements must be met before a judgment of a U.S. court will be deemed to be enforceable in Ireland:

●	the judgment must be for a definite sum;

●	the judgment must be final and conclusive; and

●	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if the judgment violates Irish public policy, if the judgment is in breach of natural or constitutional justice or if it is irreconcilable with an earlier foreign judgment. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

Foreign judgments enforced by Irish courts generally will be payable in euros. An Irish court hearing an action to recover an amount in a non-Irish currency will render judgment for the equivalent amount in Irish currency.

Our agent for service of process in the United States is CT Corporation System, 28 Liberty Street, New York, NY 10005, (212) 894-8940.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2023, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

Available Information

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.fusion-fuel.eu), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 9, 2025;

●	the Company’s Reports on Form 6-K (and any amendments thereto on Form 6-K/A) furnished to the SEC on January 3, 2025, January 13, 2025, January 13, 2025 (other than Exhibit 99.1 thereto), January 13, 2025 (other than Exhibit 99.1 thereto), January 14, 2025, January 27, 2025, February 24, 2025, February 27, 2025 (other than Exhibit 99.1 thereto), March 3, 2025, March 10, 2025 (other than Exhibit 99.7 and Exhibit 99.8 thereto), May 12, 2025, and May 16, 2025; and

●	the description of the Company’s securities contained in the Company’s Registration Statement on Form 8-A (File No. 001-39789) filed with the SEC on December 9, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference into this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Fusion Fuel Green PLC, 9 Pembroke Street Upper, Dublin D02 KR83, Ireland, and telephone number +353 1 961 9350.